                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  FOURTH FINANCIAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                  FOURTH FINANCIAL CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[LOGO]

                NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS OF
                          FOURTH FINANCIAL CORPORATION

    Notice is hereby given that the 1994 Annual Meeting of Stockholders of Fourth Financial Corporation will be held on the 21st day of April, 1994, at 2:00 p.m., in the Meeting Room on the Lower Level of the Fourth Financial Center, 100 North Broadway, Wichita, Kansas, for the following purposes:

         1. To elect three directors for a term of three years ending at the 1997 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified;

         2. To approve and ratify the appointment of Ernst & Young, independent public accountants, as auditors for the fiscal year ending December 31, 1994; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The management of the Corporation is aware of no other matters that will come before the meeting. Only holders of common stock of record at the close of business on March 1, 1994, will be entitled to notice of the meeting or to vote.

                                            By Order of the Board of Directors
                                                    WILLIAM J. RAINEY
                                                        SECRETARY
Dated: March 21, 1994

    IMPORTANT: YOU ARE REQUESTED TO MARK, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE EVEN IF YOU PLAN TO ATTEND THE MEETING. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES PRIOR TO THE EXERCISE THEREOF AND VOTE IN PERSON IF THEY SO DESIRE.

                          FOURTH FINANCIAL CORPORATION
                                PROXY STATEMENT

    This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Fourth Financial
Corporation, a Kansas corporation (the "Company"), for use at the 1994 Annual Meeting of Stockholders of the Company on April 21, 1994 at 2:00 p.m., in the Meeting Room on the Lower Level of the Fourth Financial Center, 100 North Broadway, Wichita, Kansas, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

    The principal executive offices of the Company are located at 100 North Broadway, Post Office Box 4, Wichita, Kansas 67201.

    The approximate date this Proxy Statement is being first mailed or delivered to stockholders is March 21, 1994.

                               VOTING AT MEETING

    Only holders of record of common stock of the Company, par value $5 per share ("Common Stock"), on the books of the Company at the close of business on March 1, 1994, will be entitled to vote at the meeting. On March 1, 1994, there were 26,463,733 shares of Common Stock issued and outstanding. These shares are all of one class, and each share is entitled to one vote, except that holders of Common Stock have cumulative voting rights which means that each stockholder is entitled, in voting for directors, to as many votes as equals the number of shares of stock held by the stockholder on the record date multiplied by the number of directors to be elected, and such votes may all be cast for a single candidate or may be distributed among several or all of the candidates as the stockholder sees fit. The Board of Directors is seeking discretionary authority to accumulate votes for the election of directors as the proxy holders see fit. Shares cannot be voted at the meeting unless the registered owner is present or represented by proxy. When proxies in the accompanying form are properly executed and returned, the shares represented thereby will be voted at the meeting as directed on the proxy form.

    In the absence of instructions to the contrary, the shares will be voted by the proxy holders for the election of the three nominees named below (reserving, however, the right to accumulate proxy votes and to distribute them among some or all of the nominees in their discretion) and for the approval of the appointment of Ernst & Young as auditors. There are no rights of appraisal or similar rights of dissenters with respect to any of the matters proposed to be considered at the meeting. Proxies may be revoked or withdrawn at any time prior to the exercise thereof.

    Although shares represented by proxies containing abstentions or indicating broker non-votes will be considered as present at the meeting for purposes of determining the presence of a quorum, abstentions and broker non-votes will not otherwise be counted on any matters submitted to a vote at the meeting.

                                STOCK OWNERSHIP

    Set forth below is certain information as of March 1, 1994, obtained from information furnished by the person named below, concerning ownership of the Company's Common Stock, the only class of the Company's voting securities, by the only person known to the Company to be the beneficial owner of more than 5% of such class of securities.

                                                                      Number of
                                                                       Shares
                                                                     Beneficially  Percent of
Name and Address of Beneficial Owner                                    Owned        Class
- -------------------------------------------------------------------  -----------  ------------
Velma L. Wallace...................................................    1,514,588        5.72%
 590 Fourth Financial Center
 Wichita, Kansas 67202

    Included in the shares beneficially owned by Mrs. Wallace are 719,223 shares owned by the Dwane L. Wallace Testamentary Trust, of which Mrs. Wallace is trustee, 359,873 shares owned by Mrs. Wallace, 424,916 shares held in four revocable trusts of which Mrs. Wallace is a co-trustee, and 10,576 shares owned by a charitable foundation. Mrs. Wallace shares voting and investment powers as to the 424,916 shares held by the trusts.

    Set forth in the following table is certain information as of March 1, 1994 as to the number of shares of Common Stock beneficially owned by each director of the Company, by the Company's chief executive officer and its four other most highly compensated executive officers, and by the officers and directors of the Company as a group. Included in the shares shown as owned by certain directors are shares owned beneficially by spouses and children of directors, shares held by trusts in which certain directors have beneficial interests or of which they serve as trustees, and shares owned by corporations controlled by a director. In calculating the percentages shown, as required by the proxy solicitation rules of the Securities and Exchange Commission: (i) the numbers of shares owned by Mr. Greer, Mr. Knudson, Mr. Ritchey, and Mr. Strohm and by all officers and directors as a group were increased by 9,876 shares, 9,189 shares, 749 shares, 5,606 shares, and 34,508 shares, respectively, to include the shares they had the right to purchase within 60 days of March 1, 1994, under the Company's Incentive Stock Option Plans and 1993 Employee Stock Purchase Plan; (ii) the number of shares owned by Mr. Meyer and the number of shares owned by all officers and directors as a group were increased by 1,048 shares to reflect the number of shares of Common Stock Mr. Meyer can beneficially acquire upon conversion of Depositary Shares representing interests in the Company's Class A Cumulative Convertible Preferred Stock ("Depositary Shares") held by him; and
(iii) the number of shares owned by each non-employee director was increased by 2,000 shares (3,000 shares in the case of Mr. Klein) and the number of shares owned by all officers and directors as a group was increased by 23,000 shares to include the shares non-employee directors had the right to purchase under the Company's Non-Employee Directors Stock Option Plan.

                                                                    Number of
                                                                     Shares
                                                                  Beneficially     Percent of
Name and Address of Beneficial Owner                                  Owned          Class
- ---------------------------------------------------------------  ---------------  ------------
Lionel D. Alford...............................................        70,651           0.27%
Thomas R. Clevenger............................................       301,971(1)        1.14
K. Gordon Greer................................................        24,745           0.09
Jordan L. Haines...............................................        83,733           0.32
Lawrence M. Jones..............................................         8,538           0.03
Edward F. Keller...............................................        22,694           0.09
Joseph M. Klein................................................       178,401           0.67
Darrell G. Knudson.............................................        33,748           0.13
Fred L. Merrill, Sr............................................       101,940           0.38
Russell W. Meyer, Jr. .........................................       213,109           0.80
Laird G. Noller................................................        10,010           0.04
Patrick E. O'Shaughnessy.......................................        45,010           0.17
Michael R. Ritchey.............................................        23,029           0.09
David L. Strohm................................................        18,908           0.07
Robert F. Vickers..............................................       303,527(2)        1.15
Kenneth J. Wagnon..............................................        91,233(3)        0.34
All officers and directors as a group (20 persons).............     1,552,226(4)        5.87

- ------------------------
(1) Includes 31,850 shares as to which Mr. Clevenger holds voting power but not investment power.
(2) Includes 298,150 shares as to which Mr. Vickers shares voting and investment powers.
(3) Includes 8,018 shares as to which Mr. Wagnon shares voting and investment powers.
(4) Does not include 1,514,588 shares beneficially owned by Velma L. Wallace, an Advisory Director of the Company.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company is divided into three classes of directors. At each annual meeting of stockholders, members of one class, on a rotating basis, are elected for three-year terms. Vacancies on the Board of Directors are filled by the remaining members of the class in which the vacancy occurs.

    Pursuant to the Company's Restated Articles of Incorporation and Bylaws, the Board of Directors, by resolution at its regular January, 1994 meeting, fixed the number of directors at 12 and nominated the following three persons, constituting Class III of the Company's three classes of directors, to be elected to serve three-year terms:

          Joseph M. Klein     Russell W. Meyer, Jr.     Laird G. Noller

All three nominees are currently directors of the Company. Mr. Meyer and Mr. Noller were elected at the 1991 Annual Meeting of Stockholders, and Mr. Klein was appointed to the Board in December, 1992.

    Director Fred L. Merrill, Sr., who was appointed a member of Class III of the Board of Directors in 1992, would ordinarily have been a nominee for election to a three-year term. However, in order to comply with the Board's policy against service by a director beyond the annual meeting following his 70th birthday, Director Merrill resigned in January, 1994 as a Class III director and was immediately reappointed a Class I director to fill the vacancy created by the resignation of Director Thomas R. Devlin in December, 1993. Mr. Merrill's term of office will expire at the 1995 stockholders' meeting, and it is anticipated that he will not be a nominee for election to a further term thereafter.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named above, reserving the right, however, to accumulate their votes and distribute them among the nominees in their discretion. Although it is not expected that any nominee will decline or be unable to serve as a director, in either such event, the proxies will be voted by the proxy holders for such other person as may be designated by the Executive Committee of the present Board of Directors. To be elected a director, each nominee must receive the favorable vote of a plurality of the votes cast at the meeting.

    During 1993, the Company's Board of Directors held 14 meetings and Board committees held 16 meetings. All directors attended at least 75% of the total number of the Company's Board and Board committee meetings held during the year which they were eligible to attend except Mr. Klein who attended 64%.

    All directors elected at the 1993 Annual Meeting received the vote of at least 99.1% of the total number of shares represented at the meeting either in person or by proxy.

    Information as of March 1, 1994, concerning each director whose term will continue after the 1994 Annual Meeting is set forth below. Information concerning the director's occupation or employment refers to the director's principal occupation or employment for the past five years. Information concerning the Common Stock and Depositary Shares of the Company beneficially owned by the directors is set forth in a preceding section of this Proxy Statement captioned "Stock Ownership".

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE THREE NOMINEES.

CLASS III -- NOMINEES FOR A THREE-YEAR TERM EXTENDING UNTIL 1997 ANNUAL MEETING

- --------------    President,   CCI  Corporation   (truck  parts   distributor),  Tulsa,
- --------------    Oklahoma;
- --------------    Director, BANK IV Oklahoma; Director  of the Company since 1992.  Age
- --------------    62.
- --------------
- --------------
- --------------
- --------------
Joseph M. Klein

- --------------    Chairman  and Chief  Executive Officer,  The Cessna  Aircraft Company
- --------------    (general aviation aircraft manufacturer), Wichita, Kansas;  Director,
- --------------    Western  Resources, Inc., and The  Coleman Company, Inc.; Director of
- --------------    the Company, 1975-87 and since 1991. Age 61.
- --------------
- --------------
- --------------
- --------------
Russell W. Meyer, Jr.

- --------------    President, Noller  Enterprises  (automobile  dealerships),  Lawrence,
- --------------    Kansas; Director of the Company since 1988. Age 57.
- --------------
- --------------
- --------------
- --------------
- --------------
- --------------
Laird G. Noller

      CLASS II -- DIRECTORS CONTINUING IN OFFICE UNTIL 1996 ANNUAL MEETING

- --------------    Chairman  (since  October 1990)  and  Chief Executive  Officer (since
- --------------    1989) until his  retirement in December,  1993, Director, and  former
- --------------    President  (1989-1990),  The Coleman  Company, Inc.  (manufacturer of
- --------------    outdoor recreational  products),  Wichita, Kansas;  Vice  Chairman  &
- --------------    Chief  Financial Officer (1987-89),  Fleming Companies, Inc. (grocery
- --------------    wholesaler); Director,  Fleming  Companies, Inc.  and  Union  Pacific
- --------------    Corporation; Director of the Company, 1977-87 and since 1990. Age 62.
- --------------
Lawrence M. Jones

- --------------    Chairman  of the Board and Chief Executive Officer (since July, 1991)
- --------------    and President (since  March, 1992) of  the Company, Wichita,  Kansas;
- --------------    Vice Chairman of the Company, December, 1990-June, 1991; Director and
- --------------    former Chairman of the Board (December, 1991-December, 1992), BANK IV
- --------------    Kansas;  Director,  BANK IV  Oklahoma;  Vice Chairman  of  First Bank
- --------------    System, Inc. (Minnesota-based multi-bank holding company)  (1982-90);
- --------------    Director of the Company since December 1990. Age 56.
- --------------
Darrell G. Knudson

- --------------    Chairman  and Chief Executive  Officer, Lario Oil  & Gas Company (oil
- --------------    exploration), Wichita, Kansas; Director of the Company, 1972-1987 and
- --------------    since 1993. Age 50.
- --------------
- --------------
- --------------
- --------------
- --------------
Patrick E. O'Shaughnessy

- --------------    Trustee and  Administrator,  The  Vickers  Trusts,  Wichita,  Kansas;
- --------------    Director of the Company since 1971. Age 59.
- --------------
- --------------
- --------------
- --------------
- --------------
- --------------
Robert F. Vickers

- --------------    Owner,  franchise restaurants  and other  investments, and President,
- --------------    Capital  Enterprises,  Inc.  (accounting  and  management  services),
- --------------    Wichita,  Kansas; Director, Western Resources,  Inc.; Director of the
- --------------    Company since 1983. Age 55.
- --------------
- --------------
- --------------
- --------------
Kenneth J. Wagnon

      CLASS I -- DIRECTORS CONTINUING IN OFFICE UNTIL 1995 ANNUAL MEETING

- --------------    President,  Alford,  Inc.  (investments  and  consulting),   Wichita,
- --------------    Kansas,  since  1990;  Senior  Vice  President,  The  Boeing  Company
- --------------    (aircraft manufacturer), Seattle,  Washington (1985-90); Director  of
- --------------    the Company since 1978. Age 69.
- --------------
- --------------
- --------------
- --------------
Lionel D. Alford

- --------------    Investments,  Wichita, Kansas;  former President  (August 1988-August
- --------------    1990) and Vice Chairman of the  Board (July 1987-August 1988) of  the
- --------------    Company;  former  Chairman (until  January 1990)  of BANK  IV Topeka;
- --------------    Director, Western  Resources, Inc.;  Director  of the  Company  since
- --------------    1985. Age 59.
- --------------
- --------------
- --------------
Thomas R. Clevenger

- --------------    Chairman  of the Board  of the Company until  his retirement in July,
- --------------    1991, and former Chairman of the  Board of BANK IV Wichita (prior  to
- --------------    January  1991), Wichita, Kansas; Director,  KN Energy, Inc., Southern
- --------------    Pacific Railway Corp., and The Coleman Company, Inc.; Director of the
- --------------    Company since 1968. Age 66.
- --------------
- --------------
- --------------
Jordan L. Haines

- --------------    Chief Executive Officer, Cereal Food Processors, Inc. (flour  mills),
- --------------    Mission Woods, Kansas; Director of the Company since 1992. Age 69.
- --------------
- --------------
- --------------
- --------------
- --------------
- --------------
Fred L. Merrill, Sr.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

    Each director of the Company is compensated for services as a director by an annual retainer of $7,000 and a fee of $1,250 for each board meeting attended. Directors who are not employees of the Company or one of its subsidiaries ("Non-Employee Directors") also receive $500 for each board committee meeting attended ($750 in the case of committee chairmen). The Company also reimburses directors for their out-of-pocket expenses incurred in the performance of their services for the Company.

    Non-Employee Directors are permitted under the Fourth Financial Corporation Amended and Restated Non-Employee Directors Deferred Fee Plan, last amended by stockholders in 1993, to elect each year to defer receipt of all, but not less than all, such compensation to be earned in the ensuing year. Such deferred fees are credited either to an account that bears interest at an annual rate one percentage point less than the "prime" interest rate in effect at Chemical Bank, N.A., New York (or a higher rate established by the Board's Compensation and Personnel Committee) or to an account consisting of "Units" valued as if they were shares of Common Stock. A director who ceases to be a director may elect to have Units converted either to Common Stock or to cash at the then fair market value of the Common Stock, but an election to receive stock must be approved by the Board's Compensation and Personnel Committee. Directors must irrevocably elect the extent to which they will receive Units when they first elect to participate in the plan and may not thereafter change their election. During 1993, Non-Employee Directors of the Company deferred an aggregate of $217,550 of fees, of which $124,055 was credited to interest-bearing accounts and $93,495 was credited to Units.

    Under the Fourth Financial Corporation 1993 Non-Employee Directors Stock Option Plan (the "Directors Option Plan") adopted by the stockholders of the Company in 1993, on the first Monday following the Company's annual meeting of stockholders each Non-Employee Director of the Company receives an option to acquire 2,000 shares of Common Stock, and each Non-Employee Director of a subsidiary of the Company receives an option to acquire 1,000 shares. Each option is immediately exercisable and expires ten years from the date of grant. The exercise price of each option is the greater of the simple average of the last bid and asked prices of the Common Stock on the date of grant, as reported in the NASDAQ quotation system, or the last such reported sales price on that date. In 1993, each qualifying Non-Employee Director received options having an exercise price of $29.50 per share.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table shows all of the cash and other compensation paid or to be paid by the Company and its subsidiaries to the Company's chief executive officer and the four other most highly compensated executive officers during the fiscal years indicated for services rendered in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                        ANNUAL COMPENSATION
                                              ---------------------------------------  --------------------------
                                                                          OTHER                        PAYOUTS
                                                                         ANNUAL          AWARDS         LTIP         ALL OTHER
                                               SALARY      BONUS      COMPENSATION       OPTIONS       PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR      (1)($)       ($)         (2)(3)($)          (#)           ($)          (3)($)
- ---------------------------------  ---------  ---------  ---------  -----------------  -----------  -------------  -------------
Darrell G. Knudson ..............       1993  $ 363,838  $ 300,000      $     692         25,856              0     $   7,078(4)
 Chairman of the Board,                 1992    323,750    226,463            618         20,921              0         6,460(5)
 President, and Chief Executive         1991    300,000     70,000                             0              0
 Officer of the Company
K. Gordon Greer .................       1993    238,450    116,000            616         12,856              0         8,846(4)
 Chairman of the Board,                 1992    232,750    110,485            570          5,921              0         8,554(5)
 President, and Chief Executive         1991    225,000          0                           666              0
 Officer of BANK IV Kansas,
 National Association
Edward F. Keller ................       1993    205,046     75,000            268              0(6)           0         6,524(4)
 Chairman of the Board and Chief        1992          0          0                        15,000              0             0
 Executive Officer of BANK IV
 Oklahoma, National Association
Michael R. Ritchey ..............       1993    126,654     54,800            304          6,749              0         5,120(4)
 President, Trust and Asset             1992    123,000     49,532            279          7,511              0         4,863(5)
 Management, and Senior Trust           1991    118,000     30,800                           531              0
 Officer of the Company
David L. Strohm .................       1993    119,346     49,670              0          8,606              0         4,679(4)
 Executive Vice President and           1992    102,000     40,600              0          6,442              0         4,028(5)
 Treasurer of the Company               1991    102,000     12,000                           455              0

- ------------------------------
(1) Includes directors' fees paid to Mr. Knudson of $27,300 for 1993 and $23,750 for 1992; directors' fees paid to Mr. Greer of $13,450 for 1993 and $7,750 for 1992; and directors' fees paid to Mr. Keller of $11,200 for 1993.
(2) Amounts paid to reimburse officers for payment of taxes on split-dollar insurance premiums in 1993 and 1992.
(3)   Includes amounts earned or paid in 1993 and 1992 only.
(4) Includes amounts paid as matching contributions under the Company's savings and investment plan on behalf of Messrs. Knudson, Greer, Keller, Ritchey, and Strohm of $5,970, $7,762, $6,092, $4,624, and $4,679,
      respectively, and the dollar benefits to Messrs. Knudson, Greer, Keller, and Ritchey of premium payments under split-dollar life insurance policies of $1,108, $1,084, $432, and $496, respectively.
(5) Includes amounts paid as matching contributions under the Company's savings and investment plan on behalf of Messrs. Knudson, Greer, Ritchey, and Strohm of $5,528, $7,524, $4,392, and $4,028, respectively, and the dollar benefits to Messrs. Knudson, Greer, and Ritchey of premium payments under split-dollar life insurance policies of $932, $1,030, and $471, respectively.
(6) No options were granted to Mr. Keller in 1993 because options to purchase 15,000 shares of Common Stock at $28.75 per share were granted to him on December 31, 1992, the date he commenced employment with the Company. Mr. Keller was not eligible to participate in the employee stock purchase plan in 1993.

    The following table contains information concerning options to purchase Common Stock granted during the past fiscal year under the Company's incentive stock option and employee stock purchase plans to the Company's chief executive officer and the four other most highly compensated executive officers.

    The grant date values shown below were calculated using a modified Black-Scholes option pricing model. The Black-Scholes model is based on an assumption that the possibilities of future stock returns resemble a lognormal distribution. The primary variable that influences the value of the option is a volatility statistic equal to the annualized standard deviation of the natural logarithms of the Company's stock price variations. Assumptions used in the model were expected stock volatility of .227, risk-free rate of return of 7.11% for ten-year options and 3.33% for one-year options, a dividend yield of 3.50%, and an expected exercise time frame within one year of earliest exercise date. Additionally, a 10% discount for non-transferability, a 3% discount to reflect annualized executive turnover, and a 10% estimated earnings per share and dividend growth were factored into the model. Actual values, if any, an executive may realize will depend on the excess of the market price over the exercise price when the option is exercised. There is no assurance that the values realized by executives will be at or near the values shown below.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                 Individual Grants
                                         -----------------------------------------------------------------  Grant Date
                                                           % of Total                                          Value
                                                             Options                 Market                 -----------
                                                           Granted to    Exercise   Price on                Grant Date
                                             Options      Employees in     Price     Date of   Expiration     Present
Name                                       Granted (#)     Fiscal Year    ($/Sh)      Grant       Date       Value ($)
- ---------------------------------------  ---------------  -------------  ---------  ---------  -----------  -----------
Darrell G. Knudson.....................     25,000(1)(2)          8.4%   $   28.75  $   28.75     1/21/03   $   173,916
                                               856(3)             0.4        24.81      29.19     4/30/94         3,711
K. Gordon Greer........................     12,000(1)(4)          4.0        28.75      28.75     1/21/03        72,303
                                               856(3)             0.4        24.81      29.19     4/30/94         3,711
Edward F. Keller.......................          0(5)              --           --         --          --            --
Michael R. Ritchey.....................      6,000(1)(6)          2.0        28.75      28.75     1/21/03        36,389
                                               749(3)             0.4        24.81      29.19     4/30/94         3,247
David L. Strohm........................      8,000(1)(7)          2.7        28.75      28.75     1/21/03        49,107
                                               606(3)             0.3        24.81      29.19     4/30/94         2,627

- ------------------------
(1)   Granted under incentive stock option plan.
(2) First exercisable: 8,333 shares on June 30, 1993; 8,333 shares on June 30, 1994; and 8,334 shares on June 30, 1995.
(3) Granted under employee stock purchase plan and exercisable April 30, 1994 for exercise price equal to 85% of fair market value of Common Stock on May 1, 1993 or April 30, 1994, whichever is lower.
(4) First exercisable: 3,478 shares on June 30, 1997; 3,478 shares on June 30, 1998; 3,478 shares on June 30, 1999; and 1,566 shares on June 30, 2000.
(5) No options were granted to Mr. Keller in 1993 because options to purchase 15,000 shares of Common Stock at $28.75 per share were granted to him on December 31, 1992, the date he commenced employment with the Company. Mr. Keller was not eligible to participate in the employee stock purchase plan in 1993.
(6) First exercisable: 1,840 shares on June 30, 1997; 1,840 shares on June 30, 1998; and 2,320 shares on June 30, 1999.
(7) First exercisable: 935 shares on June 30, 1996; 1,886 shares on June 30, 1997; 3,478 shares on June 30, 1998; and 1,701 shares on June 30, 1999.

    The following table contains information concerning each exercise of options to purchase Common Stock during the last fiscal year by each of the persons named below and the fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                        Number of
                                                                                       Securities      Value of
                                                                                       Underlying     Unexercised
                                                                                       Unexercised   in-the-Money
                                                                                       Options at     Options at
                                                                                         Fiscal         Fiscal
                                                                                        Year-End     Year-End ($)
                                                              Shares        Value     -------------  -------------
                                                           Acquired on    Realized    Exercisable/   Exercisable/
Name                                                       Exercise (#)      ($)      Unexercisable  Unexercisable
- ---------------------------------------------------------  ------------  -----------  -------------  -------------
Darrell G. Knudson.......................................        6,803    $  69,584         8,333     $     2,083
                                                                                           59,877         398,501
K. Gordon Greer..........................................       13,421      141,095         9,020          61,740
                                                                                           27,586         146,222
Edward F. Keller.........................................            0            0             0               0
                                                                                           15,000               0
Michael R. Ritchey.......................................        3,011       33,785             0               0
                                                                                           22,874         137,638
David L. Strohm..........................................        2,942       38,750         5,000          54,000
                                                                                           21,731         107,414

    The following table shows estimated annual benefits payable upon retirement under the Company's defined benefit pension plan and supplemental retirement plan.

                               PENSION PLAN TABLE

                                                                         Years of Service
                                                  ---------------------------------------------------------------
                  Remuneration                        15           20           25           30           35
- ------------------------------------------------  -----------  -----------  -----------  -----------  -----------
$150,000........................................  $    40,654  $    54,206  $    67,757  $    81,308  $    94,860
$175,000........................................       47,685       63,581       79,476       95,371      111,266
$200,000........................................       54,717       72,956       91,194      109,433      127,672
$225,000........................................       61,748       82,331      102,913      123,496      144,078
$250,000........................................       68,779       91,706      114,632      137,558      160,485
$300,000........................................       82,842      110,456      138,069      165,683      193,297
$400,000........................................      110,967      147,956      184,944      221,933      258,922
$450,000........................................      125,029      166,706      208,382      250,058      291,735
$500,000........................................      139,092      185,456      231,819      278,183      324,547
$550,000........................................      153,154      204,206      255,257      306,308      357,360
$600,000........................................      167,217      222,956      278,694      334,433      390,172
$650,000........................................      181,279      241,706      302,132      362,558      422,985
$700,000........................................      195,342      260,456      325,569      390,683      455,797
$750,000........................................      209,404      279,206      349,007      418,808      488,610
$800,000........................................      223,467      297,956      372,444      446,933      521,422

    Compensation covered by the Company's pension plans includes all cash remuneration paid to an employee for personal service including bonuses and commissions and excluding payments such as directors' fees, sales incentives, and similar payments. 1993 covered compensation under the plans for the persons named in the foregoing tables was: Knudson-$306,529; Greer-$213,426; Keller-$193,846; Ritchey-$132,971; and Strohm-$127,466.

    Estimated credited years of service as of March 1, 1994, for the persons listed in the foregoing tables are: Knudson-3; Greer-5; Keller-1; Ritchey-20; and Strohm-20.

    Benefits are computed on a straight life annuity basis without deductions for social security or other offset amounts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1993, Thomas R. Devlin (who resigned as a director effective December 31, 1993), Jordan L. Haines, Lawrence M. Jones, Joseph M. Klein, Fred L. Merrill, Sr., Laird G. Noller, Patrick E. O'Shaughnessy, and Kenneth J. Wagnon, all of whom were independent, non-employee directors of the Company, composed the Compensation and Personnel Committee of the Company's Board of Directors (the "Compensation Committee"). None of them was, during the past fiscal year, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure in this Proxy Statement except for Jordan L. Haines who is a former Chairman of the Board of the Company. However, committee members Jones, Devlin, Haines, Noller, O'Shaughnessy, and Wagnon and corporations or firms with which committee members Devlin, Klein, Noller, O'Shaughnessy, and Wagnon are affiliated or in which they have interests did obtain loans or letters of credit from banking subsidiaries of the Company during the past year. In each case, such loans and letters of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The   Compensation  Committee's  decisions  are   guided  by  the  following
objectives:

    - Reward executives both on a short-term and a long-term basis to ensure a direct linkage between their compensation and enhancement of shareholder value.

    - Encourage executives to achieve significant levels of ownership of stock in the Company to align the executives' interests with those of the shareholders.

    - Ensure that the compensation program is able to attract, retain, and motivate executives with excellent abilities critical to the long-term success of the Company.

    - Utilize a  mix of  annual  (salary and  bonus opportunity)  and  long-term
      (stock   options)  compensation  to   align  compensation  with  corporate
      objectives.

    - Provide direct cash compensation that meets the tests of Section 162(m) of the Internal Revenue Code of 1986, as amended, so as to be tax-deductible to the Company.

    To achieve the objectives, annual base salary, a management bonus plan, and a long-term incentive stock option plan are utilized.

BASE SALARY

    Base salary is established as the fixed component of annual compensation intended to be competitive with the median level of salaries paid by peer financial companies selected on the basis of similar size and profitability, regionally and nationally. However, base salary is becoming a relatively smaller element in the total executive compensation package with a heavier emphasis being placed on rewarding through variable compensation. The 1993 average base salary for the three named executive officers other than Mr. Knudson and Mr. Keller (who commenced employment on December 31, 1992) increased 7.8%. Salary increase decisions are made as a result of a review of individual performance including financial factors (which vary from person to person and which include such matters as return on assets, fee income, and interest income, depending on the particular individual's responsibilities); strategic planning; sales management; communication; organizational effectiveness; and customer and community relations. Some individuals met or exceeded their 1993 financial and other objectives while others did not. No specific weighting is assigned to any of the various factors taken into account in determining base salaries.

ANNUAL BONUS PLAN

    The Compensation Committee has established a management bonus plan called The Program for Exceptional Performance to recognize corporate and individual performance by payment of cash bonuses. The Compensation Committee believes that the bonus plan rewards executives for accomplishing short-term objectives and this cash compensation is directly related to annual corporate financial performance. The plan states that the amounts paid in the bonus plan should be self-funding plus yield a return to the Company; i.e., revenue enhancements or cost reductions should more than offset the bonus paid. Bonus plan participants are key employees and are selected annually by the Compensation Committee.

    Bonuses for senior executives under the Company's Program for Exceptional Performance are based on the following three components: (1) corporate and/or business unit financial performance, (2) sales performance (if applicable), and
(3) individual key objectives. A weighting is established for each of the three performance components based on the relative importance of each to the individual participants. The corporate and/or business unit financial performance rating is based on objectives such as earnings per share, efficiency ratio, net income, classified assets, and fee income, all of which objectives were met at the target level or exceeded in 1993 except for the Company's efficiency ratio and classified assets of one business unit. Certain thresholds pertaining to minimum return to shareholders must be achieved before any bonuses are paid. Sales goals for each business unit consist of standard (minimum expected level) goals and are interpolated to determine the overall sales performance factor. Results below the standard level count as 0% for each sales goal. The individual key objectives go above and beyond the normal requirement of the job and are directly controlled by the executive and the completion of these specific goals affects the short-and long-term success of the organization.

    The standard bonus amount is determined as a percentage of the salary range mid-point, and high performance targets are established to allow bonuses above the standard level. Maximum bonuses of 200% of the standard level are used in conjunction with maintaining base salary at the mid-point of the assigned salary range.

    The Compensation Committee believes that the annual bonus plan motivates and rewards the achievement of corporate and business unit annual objectives and engenders a pay-for-performance philosophy based on individual contributions to corporate results. Bonus awards are paid under the bonus plan only upon the accomplishment of both corporate and individual performance objectives established for the fiscal year, and no bonuses are paid if a minimum threshold/standard is not met; however, the Compensation Committee has the authority to make discretionary adjustments. There are no specified limits to the Compensation Committee's authority to make such adjustments, none of which were made in 1993.

    For 1993, the average bonus earned under the bonus plan by the three named executive officers other than Mr. Knudson and Mr. Keller was 44% of their base salaries compared with 43% in 1992.

LONG-TERM INCENTIVE STOCK OPTION PROGRAM

    Stock Options are granted under the Incentive Stock Option Plan by the Board of Directors upon recommendation of the Compensation Committee at an option price not less than the fair market value of the Common Stock on the grant date. All options have terms of ten years and generally become exercisable over a five-year period. If options which are exercisable for the first time during any calendar year exceed the aggregate fair market value of $100,000, the excess options are treated as non-qualified options.

    The Compensation Committee believes that the stock option plan is an integral part of the executive compensation program which motivates executives to practice long-term strategic management. The plan encourages key employees to align their long-range interests with those of shareholders by accomplishing longer-term corporate goals. When granting options to all named executive officers for 1993, the Compensation Committee evaluated the total number of shares available, the number of unexercised options held by each individual, Company and individual performance, and the individual's level of responsibility in the organization. No specific corporate or individual performance factors are used.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

    Net income for the year ended December 31, 1993, was $75.7 million or (fully diluted) $2.54 per share. This compared to 1992 earnings of $63.3 million or $2.19 per share. As restated for the effects of pooling-of-interests acquisitions, net income in 1993 increased significantly by 19.6% from 1992 results. Return on assets for 1993 was 1.16% and return on common equity was 15.32% versus 1.10% and 14.35%, respectively, for 1992. The Company's ratio of net charge-offs to average loans and leases decreased from 0.85% for 1992 to 0.58% for 1993, and the ratio of classified assets to capital decreased from 2.00% at December 31, 1992 to 1.52% at year-end 1993.

    The Compensation Committee has developed a formal performance review process for the Chief Executive Officer and the evaluation is discussed at an executive session of the Board at its March meeting. The overall performance measurement is based on three components: performance of the Chairman's duties, which relate primarily to the organization and functioning of the Board of Directors; performance of the Chief Executive Officer's duties, which relate primarily to leading and managing the Company, establishing and attaining corporate performance goals, overseeing compliance with laws and regulations, and providing leadership and representation in community and civic activities; and Company financial performance as compared against the Company's Program for Exceptional Performance targets.

    In determining Mr. Knudson's compensation, the Compensation Committee used a report based on comprehensive survey results developed for the Compensation Committee by a nationally recognized executive compensation consultant. Such consultant was retained specifically to study Mr. Knudson's total compensation. This consultant selected and utilized a different peer group than that used in the report of the consultant hired to survey base compensation for certain managers other than Mr. Knudson. The survey used data from 1992 and the first nine months of 1993 and included a peer group of fifteen similar-sized financial institutions and a core group of 11 high-performing financial companies selected from the peer group. The report compared performance and other key financial factors such as net income, return on assets, return on equity, asset size and staffing level. It also provided an analysis of the total compensation earned by the peer group and core group Chief Executive Officers. The report concluded that Mr. Knudson's base salary is 13% below both the $403,200 average for the peer group and the $401,600 average for the core group for Chief Executive Officers receiving a base salary plus short and long-term incentives. His 1992 bonus was more in line with his peers, equaling the average bonus paid to Chief Executive Officers in the core group. The report also concluded that Mr. Knudson's long-term compensation (stock-based incentives) is currently as much as 50% below that of his peers. No specific weighting was assigned to either the compensation survey results or Mr. Knudson's performance review in determining the exact amount of his compensation.

    The base salary (not including directors' fees) for Mr. Knudson increased by
14.3 percent over 1992, reflecting a movement closer to market competitiveness. In 1992, Mr. Knudson did not receive a base salary increase and virtually all of his increase in annual compensation for 1992 was represented by his Program for Exceptional Performance bonus. The Compensation Committee determined that Mr. Knudson's bonus would be based on two factors--the Company's financial performance (earnings per share, efficiency ratio, ratio of net charge-offs to loans, and ratio of classified assets to capital) and his attainment of the individual key objectives discussed above, all of which the Committee determined had been met or exceeded except for the Company's efficiency ratio. Because the Company did not meet its target levels for all financial factors, Mr. Knudson did not receive the maximum possible bonus. For 1993 Mr. Knudson's bonus was 86% of base salary (not including directors' fees) compared with 76% in 1992. Total annual compensation (base salary and bonus) increased by 23.5% from 1992 due to a significant improvement in company financial results and the achievement of key objectives. As indicated in the accompanying Summary Compensation Table, Mr. Knudson also received a grant of incentive stock options through which the Compensation Committee believes Mr. Knudson's long-range interests are more closely aligned with those of shareholders. The ultimate value of this long-term compensation award to Mr. Knudson will be determined by the actual performance of the Company's stock price over time.

                                          Lawrence M. Jones, CHAIRMAN
                                          Jordan L. Haines
                                          Joseph M. Klein
                                          Fred L. Merrill, Sr.
                                          Laird G. Noller
                                          Patrick E. O'Shaughnessy
                                          Kenneth J. Wagnon

                              COMPANY PERFORMANCE

    The following graph shows a five-year comparison of cumulative total returns (stock price plus dividends) on the Company's Common Stock, the NASDAQ Composite Stock Index, and the NASDAQ Bank Index for the five years ending December 31, 1993, assuming $100 invested on December 31, 1988.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                               1988       1989       1990       1991       1992       1993
                                             ---------  ---------  ---------  ---------  ---------  ---------
Fourth Financial...........................  $  100.00  $  141.87  $  102.75  $  139.18  $  181.10  $  185.11
NASDAQ Bank................................  $  100.00  $  110.82  $   81.40  $  133.57  $  194.19  $  221.32
NASDAQ Stock...............................  $  100.00  $  121.24  $  102.96  $  165.21  $  192.10  $  219.21

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company has established certain committees to assist it in its work. Directors Wagnon (Chairman), Klein, Merrill, Meyer, and Noller, and Howard R. Fricke, a director of BANK IV Kansas, are the members of the Audit and Examination Committee of the Company, which met eight times in 1993. The Audit and Examination Committee consists of at least four independent directors of the Company and at least one independent director of each of the Company's subsidiary banks. At least two members of the committee must have banking or related financial management experience. No member of the committee may be a large customer, as determined by the Board of Directors, or an active officer or employee of the Company or of any of the Company's subsidiaries. The committee's responsibilities include (1) performing all functions required to be performed by the audit committee of each of the Company's subsidiary banks, (2) recommending to the Board of Directors the selection of the Company's independent auditors and overseeing the scope and performance of their services,
(3) reviewing the Company's accounting policies, significant accounting estimates, and financial reporting, (4) reviewing the adequacy of internal controls and reporting thereon as required by applicable laws and regulations,
(5) overseeing the Company's internal audit and compliance activities, (6) monitoring compliance with laws and regulations and reviewing reporting thereon,
(7) monitoring compliance with policies of the Board of Directors, (8) regularly assessing the adequacy of the allowance for credit losses at each of the Company's subsidiary banks, and (9) reviewing the results of regulatory examinations, the responses thereto, and the corrective actions taken. The committee has access to outside legal counsel of its own choosing.

    Directors Jones (Chairman), Haines, Klein, Merrill, Noller, O'Shaughnessy, and Wagnon are the members of the Compensation and Personnel Committee of the Company, which met six times during 1993. The Compensation Committee makes recommendations as to salaries and promotions of the Company's officers and as to nominations to the Company's Board of Directors, considers issues of management succession planning, and administers the Company's various compensation and benefit plans. The committee would consider nominees for election to the Company's Board of Directors recommended by stockholders if nominations are received by January 2 preceding the annual meeting.

    The Executive Committee of the Company, which met twice in 1993, comprises Directors Knudson (Chairman), Alford, Clevenger, Haines, Jones, Meyer, Vickers, and Wagnon.

    In December, 1993, the Board of Directors established a new Asset, Liability and Investments Committee consisting of Directors O'Shaughnessy (Chairman), Alford, Clevenger, and Vickers; Edward F. Keller, Chairman of the Board of BANK IV Oklahoma; and A. Scott Ritchie, a director of BANK IV Kansas. The committee did not meet during 1993.

                          TRANSACTIONS WITH MANAGEMENT

    During 1993, the Company's bank subsidiaries made loans to certain directors and nominees and to certain firms and corporations in which various directors and nominees have interests. In each case, such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

                                  PROPOSAL TWO
                            APPOINTMENT OF AUDITORS

    Subject to stockholder approval, the Board of Directors has appointed Ernst & Young, independent auditors, to certify the financial statements of the Company for the fiscal year ending December 31, 1994. Ernst & Young has certified the financial statements of the Company for the past nine years. Unless otherwise instructed, the proxy holders will vote the proxies received by them in favor of the approval and ratification of such appointment.

    A representative of Ernst & Young will be present at the stockholders' meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

    The affirmative vote of the holders of a majority of the Company's issued and outstanding Common Stock is required to approve the appointment of auditors.

    The Board of Directors unanimously recommends a vote FOR the appointment of Ernst & Young as auditors for the fiscal year ending December 31, 1994.

                    OTHER MATTERS TO COME BEFORE THE MEETING

    If any matters not referred to in the proxy form properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. At the time of the mailing of proxies, management of the Company was not aware that any other matters would be presented for action at the 1994 Annual Meeting of the Stockholders of the Company.

                            EXPENSE OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, employees, directors, and officers of the Company or its subsidiaries may solicit proxies in person or by telephone.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater-than-ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than ten percent of its Common Stock.

    Based solely upon a review of the copies of the forms furnished to the Company and on written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 1993 fiscal year all filing requirements applicable to its officers and directors were complied with except that Joseph M. Klein, a director of the Company, inadvertently omitted from four monthly reports on Form 4 four acquisitions of an aggregate of 160 phantom stock units under the Company's Non-Employee Directors Deferred Fee Plan, and Clayton D. Pledger, an officer of the Company, was late in filing a Form 4 to report one acquisition of 253 shares of Common Stock by his wife.

                   COPIES OF FORM 10-K AVAILABLE UPON REQUEST

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR 1993, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS BEING MAILED WITH THIS PROXY STATEMENT TO EACH STOCKHOLDER OF THE COMPANY OF RECORD ON MARCH 1, 1994. MANAGEMENT OF THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH STOCKHOLDER OR BENEFICIAL OWNER OF THE COMPANY'S STOCK WHO SUBMITS A WRITTEN REQUEST TO WILLIAM J. RAINEY, SECRETARY OF THE COMPANY, POST OFFICE BOX 4, WICHITA, KANSAS 67201, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C., INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR 1993, THE COMPANY'S MOST RECENT FISCAL YEAR. ANY REQUEST FOR SUCH REPORT FROM A BENEFICIAL OWNER OF STOCK MUST SET FORTH A REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS (MARCH 1, 1994), THE PERSON MAKING THE REQUEST WAS SUCH A BENEFICIAL OWNER OF STOCK AND ENTITLED TO VOTE AT SUCH MEETING.

             DEADLINE FOR SUBMISSION OF STOCKHOLDERS' PROPOSALS FOR
                    THE 1995 ANNUAL MEETING OF STOCKHOLDERS

    As required by the proxy solicitation rules of the Securities and Exchange Commission, stockholders of the Company are hereby advised that any proposals to be submitted by stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission, other than proposed nominees for election as directors, at the Company's 1995 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 100 North Broadway, Post Office
Box 4, Wichita, Kansas 67201, by November 16, 1994, for inclusion in the Company's proxy statement and form of proxy. If the date of the 1995 Annual Meeting is changed to a date more than thirty days earlier or later than April 21, 1995, the Company shall, in a timely manner, inform stockholders of such change and the date by which proposals of stockholders must be received for such inclusion.

    The Company's Bylaws provide that nominations for directors, together with certain information specified by the Bylaws, must be submitted in writing not later than fourteen days nor earlier than fifty days prior to the date of the Annual Meeting of Stockholders, except that if fewer than twenty-one days' written notice of the meeting is given to stockholders, such nominations may be made during the seven days following the date the notice was made.

                                                    WILLIAM J. RAINEY
                                                        SECRETARY
March 21, 1994

                                      PROXY
                          FOURTH FINANCIAL CORPORATION
                    100 NORTH BROADWAY, WICHITA, KANSAS 67202

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lionel D. Alford, Lawrence M. Jones, and Patrick E. O'Shaughnessy as Proxies, each with the power to act alone and to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Fourth Financial Corporation held of record by the undersigned on March 1, 1994, at the annual meeting of stockholders to be held on April 21, 1994, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES AND FOR THE APPROVAL OF THE APPOINTMENT OF AUDITORS.

                         TO BE SIGNED ON OTHER SIDE
                          (continued on other side)

1.   Election of Directors:                            Nominees: Joseph M. Klein, Russell W. Meyer, Jr., Laird G. Noler

     FOR all nominees         WITHHOLD
     listed (except as        AUTHORITY                (Instruction: To withhold authority to vote for any individual nominee, write
     marked to the            to vote for all          that nominee's name on the space provided below.)
     contrary)                nominees listed
                                                       -----------------------------------------------------------------------------

2.   Proposal to Approve the            3.   In their discretion the Proxies
     Appointment of Ernst & Young            are authorized to vote upon such
     as auditors of the Corporation          other business as may properly
     for 1994:                               come before the meeting.

     FOR      AGAINST     ABSTAIN

                                        Please sign exactly as name appears at
                                        left. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee, or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Dated:____________________________, 1994

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature, if held jointly

"PLEASE MARK INSIDE BLUE BOXES SO       Please mark, sign date and return the
THAT DATA PROCESSING EQUIPMENT          proxy card promptly using the enclosed
WILL RECORD YOUR VOTES"                 envelope.